THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE UNITS OF MEMBERSHIP INTEREST ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, TRANSFERRED OR HYPOTHECATED UNLESS REGISTERED UNDER SAID ACT AND STATE SECURITIES LAWS, PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OR ON THE OPINION OF THE REGISTERED HOLDER’S COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

Number of Shares: 5,000,000
(subject to adjustment)
Date of Issuance: October __, 2006
Original Issue Date: October __, 2006

INFOSEARCH MEDIA, INC.

COMMON STOCK PURCHASE WARRANT

(Void after October __, 2011)

InfoSearch Media, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Demand Media, Inc. or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the Original Issue Date through 5:00 p.m. (Eastern time) on October __, 2011, 5,000,000 (Five Million) shares of common stock, $.001 par value per share, of the Company (“Common Stock”), at a purchase price equal to the average of (x) the average closing price of the Company’s common stock on the 10 (Ten) trading days ending September 22, 2006 and (y) the average closing price on the 10 (Ten) trading days immediately following the execution and delivery of the Asset purchase Agreement, between the Company and Demand Media, Inc. (including the trading day that the Asset Purchase Agreement is executed if the Company makes a public announcement with respect thereto prior to 10:00 AM Eastern Time on such date, but otherwise excluding such trading day). The shares purchasable upon exercise of this common stock purchase warrant (this “Warrant”), and the purchase price per share, each as adjusted pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.

1. Exercise.

(a) Exercise for Cash. After the Original Issue Date, the Registered Holder may, at its option, exercise this Warrant, in whole or in part and at any time or from time to time, by delivery to the Company at the Company’s principal executive office, or at such other office or agency as the Company may designate, of this Warrant, a written notice of exercise in a form substantially similar to that attached hereto as Exhibit I duly executed by the Registered Holder and full payment of the Purchase Price on the number of Warrant Shares to be purchased on such exercise , (the “Aggregate Purchase Price”) by (i) wire transfer of immediately available funds or certified cashier’s check or money order payable to the Company in lawful money of the United States or (ii) the surrender to the Company of debt or equity securities of the Company having a Fair Market Value (as that term is defined below) equal to the Aggregate Purchase Price; provided, that for such purposes, for purposes of this Section, the Fair Market Value of any note or other debt security or any preferred stock shall be deemed to equal the aggregate outstanding principal amount or liquidation value thereof, plus all accrued and unpaid interest thereon or accrued or declared and unpaid dividends thereon.

(b) Cashless Exercise.

(i) In addition to the payment methods set forth in Section 1(a), the Registered Holder may elect to exercise this Warrant, in whole or in part, on a cashless basis, by delivery to the Company, at the Company’s principal executive office, or at such other office or agency as the Company may designate, of this Warrant and a written notice of exercise in a form substantially similar to that attached hereto as Exhibit I duly executed by the Registered Holder and on the cancellation of the Registered Holder’s right to purchase a portion of the Warrant Shares in payment of the Aggregate Purchase Price. In the event of an exercise of this Warrant pursuant to this Section, the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X =      Y(A-B)
A

Where:

X =	the number of Warrant Shares that shall be issued to the Registered Holder;

Y =
the number of Warrant Shares for which this Warrant is being exercised (including the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares being cancelled in payment of the Aggregate Purchase Price);

A =	the Fair Market Value (as that term is defined below) of one share of Common Stock; and

B =	the Purchase Price in effect on the date of exercise.

(ii) The “Fair Market Value” per share of Common Stock shall be determined as follows:

(A) If the Common Stock is listed on a national securities exchange, the Nasdaq National Market, the Nasdaq OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date (as that term is defined in Section 1(d)), the Fair Market Value per share of Common Stock shall be the average of the closing prices of the Common Stock thereon over the 30 day period ending 3 days prior to the Exercise Date.

(B) If the Common Stock is not listed on a national securities exchange, the Nasdaq National Market, the Nasdaq OTC Bulletin Board or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be the amount determined most recently by the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of the Board’s determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the 3-month period prior to the Exercise Date, then the Fair Market Value shall be the fair value per share of the Common Stock, as mutually determined by the Board and the Registered Holder. If such parties are unable to reach agreement within a reasonable period of time (provided, that any period of time in excess of 15 days shall be deemed not to be reasonable), such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Board and the Registered Holder. The determination of the appraiser shall be final and binding upon the parties and the Company shall pay the fees and expenses of such appraiser.

(c) “Easy Sale” Exercise. In lieu of the payment methods set forth in Sections 1(a) and (b), the Registered Holder may pay the Aggregate Purchase Price through a “same day sale” commitment from the Registered Holder, whereby the Registered Holder irrevocably elects to exercise this Warrant and to sell at least that number of Warrant Shares purchased as a result of such exercise as necessary to pay the Aggregate Purchase Price and the Registered Holder commits upon its receipt of the proceeds of the same day sale to forward the Aggregate Purchase Price directly to the Company, with any sale proceeds in excess of the Aggregate Purchase Price being for the sole benefit of the Registered Holder; provided; however, that the maximum number of Warrant Shares that may be utilized to pay the Aggregate Purchase price under this Section 1(c) shall not exceed the Daily Sale Limit (as such term is defined in Section 16).

(d) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Sections 1(a) or 1(b) (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 1(e) shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.

(e) Issuance of Certificates. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within 5 business days thereafter, the Company, at its expense, will cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:

(i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3; and

(ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Aggregate Purchase Price).

(f) Government Filings and Approvals. The Company shall use its best efforts to assist and cooperate with any Registered Holder required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

(g) Conditional Exercise. Notwithstanding any other provision of this Warrant, if the exercise of all or any portion of this Warrant is to be made in connection with a registered public offering, a sale of the Company or any other transaction or event, such exercise may, at the election of the Registered Holder, be conditioned upon consummation of such transaction or event in which case such exercise shall not be deemed effective until the consummation of such transaction or event.

2. Adjustments. In order to prevent dilution of the rights granted under this Warrant and to grant the Registered Holder certain additional rights, from and after the date on which this Warrant was first issued (the “Original Issue Date”) the Purchase Price and number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section.

(a) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:

(A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions. The number of Warrant Shares issuable upon exercise of this Warrant shall be increased proportionately to any such decrease in the Purchase Price.

(b) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event (immediately prior to such event) and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section with respect to the rights of the Registered Holder.

(c) Adjustment for Reclassification, Exchange and Substitution. If at any time after the Original Issue Date while this Warrant remains outstanding and unexpired in whole or in part, the Common Stock issuable upon exercise of this Warrant is changed (including by way of a stock split, reverse stock split, recapitalization or similar change) into the same or a different number of shares of any class or classes of stock (including Common Stock), this Warrant will thereafter represent the right to acquire such number and kind of securities as the Registered Holder would have been entitled to receive had this Warrant been exercised immediately prior to such change or event and the Purchase Price per security underlying this Warrant therefor shall be appropriately and proportionately adjusted, all subject to further adjustment in this Section (e.g., by way of example, the Purchase Price per share would be proportionately decreased in the event of a stock split and would be proportionately increased in the event of a reverse stock split).

(d) Adjustment for Reorganization. Any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 2(a) and 2(b)) is referred to herein as an “Reorganization”. Prior to the consummation of any such Reorganization, the Company shall make appropriate provision (in form and substance satisfactory to Registered Holders holding warrants to purchase a majority of the Warrant Shares originally underlying this Warrant then remaining outstanding and unexpired (the “Outstanding Warrants”)) to ensure that the Registered Holder shall have the right to receive, in lieu of or in addition to (as the case may be) such shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Reorganization not taken place. In such case, appropriate adjustment (in form and substance satisfactory to the Registered Holders of a majority of the Outstanding Warrants then remaining outstanding and unexpired) shall be made with respect to the Registered Holder’s rights and interests to ensure that the provisions of this Section shall thereafter be applicable to this Warrant (including, in the case of any Reorganization where the successor entity or purchasing entity is other than the Company, an immediate reduction to the Purchase Price to the value of the Common Stock reflected by the terms of the Reorganization and a corresponding increase in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Purchase Price then in effect immediately prior to such Reorganization). The Company shall not effect any reorganization, recapitalization, consolidation or merger unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of a majority of the Outstanding Warrants then remaining outstanding and unexpired) the obligation to deliver to each Registered Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire; provided, that any assumption shall not relieve the Company of its obligations hereunder.

(e) Other Events. If any event occurs that would adversely affect the Registered Holder’s rights but which has not been expressly provided for by this Section (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Board will make an appropriate adjustment in the Purchase Price and number of Warrant Shares to protect the Registered Holder’s rights; provided, however, that no such adjustment will increase the Purchase Price or decrease the number of Warrant Shares obtainable as otherwise determined pursuant to this Section.

(f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.

3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock.

4. Investment Representations. The initial Registered Holder represents and warrants to the Company as follows:

(a) Investment. It is acquiring this Warrant, and (if and when it exercises this Warrant) it will acquire the Warrant Shares, for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Registered Holder has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(b) Accredited Investor. The Registered Holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”).

(c) Experience. The Registered Holder has made such inquiry concerning the Company and its business and personnel as it has deemed appropriate; and the Registered Holder has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company.

5. Transfers.

(a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a parent, subsidiary or affiliate of such entity or to a stockholder or member of such entity or to the estate of any such stockholder or member, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section or (ii) a transfer made in accordance with Rule 144 under the Act.

(b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.”

The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, (i) at such time as they become eligible for resale pursuant to Rule 144(k) under the Act or are sold pursuant to Rule 144 and (ii) at any time that a Registration Statement is in effect covering resales of the Warrant Shares.

(c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

(d) Subject to the provisions of this Section, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment in a form substantially similar to that attached hereto as Exhibit II to the Company at its principal office or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency.

(e) The Company shall not close its books against the transfer of this Warrant or any share of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company shall from time to time take all such action as may be necessary to ensure that the par value per share of the unissued Common Stock acquirable upon exercisable of this Warrant is at all times equal to or less than the Purchase Price then in effect.

6. No Impairment; No Inconsistent Agreements. The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any shares of Common Stock obtainable upon the exercise of this Warrant and (b) take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant. The Company will not enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Registered Holder or otherwise conflicts with the provisions of this Warrant. The rights granted to the Registered Holder hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company’s securities under any other agreements.

7. Notices of Record Date, etc. In the event:

(a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or

(b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 20 days prior to the record date or effective date for the event specified in such notice. Nothing herein shall prohibit the Registered Holder from exercising this Warrant during the 20 day period commencing on the date of such notice.

8. Reservation of Stock. The Company covenants that it will at all times reserve and keep available, from its authorized and unissued Common Stock solely for issuance and delivery upon the exercise of this Warrant and free of preemptive rights, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant. The Company further covenants that it shall, from time to time, take all steps necessary to increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of Common Stock remaining unissued is insufficient to permit the exercise of this Warrant.

9. Issuance Upon Exercise. All shares of Common Stock issuable upon exercise of this Warrant will be duly authorized and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under any agreement between the Registered Holder and the Company and under applicable state and federal securities laws, and will be free from all taxes, liens, security interests, encumbrances and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company shall take all such actions as may be necessary to ensure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic stock exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

10. Exchange or Replacement of Warrants.

(a) Upon the surrender of this Warrant by the Registered Holder and all properly endorsed and completed notices, as applicable, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new warrant(s) of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.

(b) Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of a Registered Holder shall be satisfactory) of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an unsecured indemnity agreement in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will at its expense issue, in lieu thereof, a new Warrant of like tenor.

11. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) 3 business days after being sent by certified or registered mail, return receipt requested, postage prepaid, or (ii) 1 business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.

12. No Rights or Liabilities as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

13. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

14. Registration Rights.

(a) Not later than 60 days after the Original Issue Date of this Warrant, the Company shall prepare and file a Registration Statement with the Commission on the appropriate form pursuant to the Securities Act covering the sale or other distribution of all but not less than all of the Warrant Shares held by the Registered Holder. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter and shall maintain the effectiveness of such Registration Statement until the later of (i) two years from the Original Issue Date or (ii) one year from the effective date of the Registration Statement (defined below) . As used in this Section, “Registration Statement” means a registration statement filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”), to register for sale or re-sale securities of the Company (other than a registration statement on Form S-8 or Form S-4, or their successors) and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and materials incorporated by reference therein.

(b) Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section to include any Warrant Shares in a Registration Statement if such Warrant Shares can then be sold pursuant to Rule 144(k) under the Act.

(c) The Company shall, as expeditiously as possible after the Registration Statement has been filed, furnish to each Registered Holder owning Warrant Shares included in a Registration Statement (a “Selling Stockholder”) such reasonable numbers of copies of the Prospectus (as defined below), including any preliminary Prospectus, in conformity with the requirements of the Act, and such other documents as such Selling Stockholder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares owned by such Selling Stockholder. As used herein, “Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus. In addition, the Company shall:

(i) as expeditiously as possible, notify each Selling Stockholder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(ii) as expeditiously as possible following the effectiveness of such Registration Statement, notify each seller of such Warrant Shares of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus;

(iii) as expeditiously as possible, (1) notify each Selling Stockholder of the issuance by the Commission of (i) any stop order issued or threatened to be issued by the Commission or (ii) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Warrant Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its best efforts to (x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Warrant Shares included in such Registration Statement for sale in any jurisdiction at the earliest practicable date and (2) notify each Selling Stockholder of the occurrence of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing (and upon the occurrence of any such event, the Company shall furnish to each Selling Stockholder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in light of the circumstances then existing); and

(iv) use its commercially reasonable efforts to take all other actions necessary to effect the registration of the Warrant Shares contemplated hereby, including (1) to register and qualify the Warrant Shares under the securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Selling Stockholders (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions), (2) to cause the Warrant Shares to be listed on each securities exchange on which the Common Stock then issued by the Company is then listed (if any) and (3) to prepare and file with the Commission such amendments and supplements to the Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the securities covered by the Registration Statement.

(d) If the Company has delivered a Prospectus to the Selling Stockholders and after having done so the Prospectus is amended to comply with the requirements of the Act, the Company shall promptly notify the Selling Stockholders and, if requested, the Selling Stockholders shall immediately cease making offers of Warrant Shares and return all Prospectuses to the Company. The Company shall promptly provide the Selling Stockholders with revised Prospectuses and, following receipt of the revised Prospectuses, the Selling Stockholders shall be free to resume making offers of the Warrant Shares.

(e) In the event that, in the judgment of the Company, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company, the Company shall notify all Selling Stockholders to such effect, and, upon receipt of such notice, each such Selling Stockholder shall immediately discontinue any sales of Warrant Shares pursuant to such Registration Statement until such Selling Stockholder has received copies of a supplemented or amended Prospectus or until such Selling Stockholder is advised in writing by the Company that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. Notwithstanding anything to the contrary herein, the Company shall not exercise its rights under this Section to suspend sales of Warrant Shares for a period in excess of 30 days consecutively or 60 days in any 365-day period.

(f) The Company will pay all Registration Expenses (as defined below) related to the filing of the Registration Statement. As used in this Section, “Registration Expenses” means all expenses incurred by the Company in complying with the provisions of Section, including, without limitation, all registration and filing fees, exchange listing fees, printing expenses, state securities laws fees and expenses, the expense of any special audits incident to or required by any such registration but excluding underwriting discounts, selling commissions and applicable stock transfer taxes.

(g) In the event of a registration of the Warrant Shares under the Act pursuant to this Warrant, the Company will indemnify and hold harmless to the fullest extent permitted by law each Selling Stockholder and each underwriter of such Warrant Shares and each of their respective directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), and each other person, if any, who controls such Selling Stockholder or underwriter within the meaning of the Act or the Exchange Act (collectively, “Holder Indemnified Parties”) from and against any and all losses, claims, damages, expenses (including, without limitation, reasonable costs of investigation and fees, disbursements and other charges of counsel and any amounts paid in settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) or other liabilities (collectively, “Losses”), joint or several, to which such Holder Indemnified Parties may become subject under the Act, the Exchange Act, state securities laws or other federal law, common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any document incorporated by reference in any of the foregoing, (ii) the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of the Act, the Exchange Act, state securities laws or other applicable federal law, common law or rule or regulation promulgated thereunder; and the Company will promptly reimburse such Holder Indemnified Parties for any Loss reasonably incurred by such Holder Indemnified Parties in connection with investigating, preparing or defending any such loss, claim, damage, liability, action, investigation or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such Loss arises out of or is based upon any untrue statement or omission made in the Registration Statement in reliance upon and in conformity with information furnished to the Company by or on behalf of any Selling Stockholder or Holder Indemnified Parties, underwriter or controlling person specifically for use in the preparation thereof. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Warrant Shares by such Holder Indemnified Parties.

(h) In the event of any registration of any of the Warrant Shares under the Act pursuant to this Warrant, each Selling Stockholder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any) and each person, if any, who controls the Company or any such underwriter within the meaning of the Act or the Exchange Act (collectively, the “Company Indemnified Parties”), against any Losses, joint or several, to which the Company Indemnified Parties may become subject under the Act, the Exchange Act, state securities laws or other federal law, common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or (ii) any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if and to the extent (and only to the extent) that the statement or omission was made in reliance upon and in conformity with information relating to a Selling Stockholder furnished in writing to the Company by such Selling Stockholder specifically for use in connection with the preparation of such Registration Statement; provided, however, that the obligations of such a Selling Stockholder hereunder shall be limited to an amount equal to the net proceeds to such Selling Stockholder of Warrant Shares sold in connection with such registration. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Warrant Shares by such Holder Indemnified Parties.

(i) Each indemnified party shall give notice to the indemnifying party promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld, conditioned or delayed); and, provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section except to the extent that the indemnifying party is adversely affected by such failure. The indemnified party may participate in such defense at such party’s expense; provided, however, that the indemnifying party shall pay such expense if the indemnified party reasonably concludes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding; provided further that in no event shall the indemnifying party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the indemnified party. The indemnifying party also shall be responsible for the expenses of such defense if the indemnifying party does not elect to assume such defense. No indemnifying party, in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed.

(j) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section is due in accordance with its terms but for any reason is held to be unavailable to an indemnified party in respect to any losses, claims, damages and liabilities referred to herein, then the indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities to which such party may be subject in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Selling Stockholders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact related to information supplied by the Company or the Selling Stockholders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Stockholders agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve such party from any other obligation it or they may have thereunder or otherwise under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(k) The rights and obligations of the Company and the Selling Stockholders under this Section shall survive the termination of this Warrant.

15. Daily Sale Limit. Notwithstanding anything to the contrary contained herein, the Registered Holder covenants and agrees that it will not sell on any trading day more than the lesser of (x) 100,000 shares of Common Stock (adjusted to reflect any stock dividends, stock splits, reverse stock splits, recapitalizations and the like) and (y) that number of shares of Common Stock that is equal to 50% of the ten-day average daily trading volume of the Common Stock (the “Daily Sale Limit”). If all or any portion of this Warrant or the Warrant Shares have been transferred or assigned (other than Warrant Shares sold pursuant to an effective registration statement or pursuant to Rule 144 or 144(k), the calculation of the Daily Sale Limit shall include all sales by the Registered Holder and all transferees and assignees of this Warrant and the Warrant Shares.

16. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.

17. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the State of New York (without reference to the conflicts of law provisions thereof).

18. Facsimile Signatures. This Warrant may be executed by facsimile signature.

19. Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Registered Holder and its assigns, and shall be binding upon any entity succeeding to the Company by consolidation, merger or acquisition of all or substantially all of the Company’s assets. The Company may not assign this Warrant or any rights or obligations hereunder without the prior written consent of the Registered Holder. Subject to the limitations set forth in Section 5 herein, and the agreement of any assignee to be bound by Section 15 hereof, the Registered Holder may assign this Warrant without the Company’s prior written consent.

20. Remedies. In the event of a breach by the Company of any of their obligations under this Warrant, the Registered Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of its breach of any of the provisions of this Warrant and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

21. Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any. provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Warrant, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(Signature on following page)

This Warrant is executed by the undersigned authorized representative of the Company as of the Date of Issuance.

COMPANY

InfoSearch Media, Inc.

By:___________________________________
Name:
Title:

Accepted and Agreed:

REGISTERED HOLDER

Demand Media, Inc.

By:___________________________________
Name:
Title:

EXHIBIT I
NOTICE OF EXERCISE

Date:___________

To: InfoSearch Media, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby elects to purchase (check applicable box):

☐	q	____ shares of the Common Stock of covered by such Warrant; or

☐	q	the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth therein.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):

☐	q	$______ in lawful money of the United States by the enclosed certified check or money order; or

☐	q	$_______ in lawful money of the United States by wire transfer using wiring instructions provided by the Company; or

☐	q	the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation); and/or

☐	q
the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in the Warrant, to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth therein.

The undersigned Register Holder requests that you issue a certificate or certificates representing the Warrant Shares purchased hereby in the name of the undersigned Registered Holder or in such other name as is specified below and deliver such certificate to the address indicated.

Registered Name of Certificate Holder	Address of Record	# of Shares

REGISTERED HOLDER

By:          _________________________
Name:     _________________________

Address:_________________________
_________________________
_________________________

EXHIBIT II
ASSIGNMENT FORM

FOR VALUE RECEIVED, ________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of Warrant Shares covered thereby as set forth below, unto:

Registered Name of Certificate Holder	Address of Record	# of Shares

REGISTERED HOLDER

By:          _________________________
Name:     _________________________

Address:_________________________
_________________________
_________________________

Signature Guaranteed:

By: _______________________

The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

NOTE: The signature to this Assignment Form must correspond with the name of the Registered Holder as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.